UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2015

MATSON, INC.

(Exact Name of Registrant as Specified in its Charter)

HAWAII (State or Other Jurisdiction of Incorporation)	001-34187 (Commission File Number)	99-0032630 (I.R.S. Employer Identification No.)

1411 Sand Island Parkway Honolulu, Hawaii (Address of Principal Executive Offices)	96819 (Zip Code)

Registrant’s telephone number including area code: (808) 848-1211

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

2015 Note Purchase Agreement; Amendments to Existing Note Purchase Agreements

On July 30, 2015, Matson, Inc. (“Matson” or the “Company”) entered into a private placement note purchase agreement (the “2015 Note Purchase Agreement”) with New York Life Insurance Company and certain other purchasers pursuant to which Matson expects to issue $75 million of 30-year senior unsecured notes (the “Notes”).  The Notes will have a weighted average life of approximately 13 years and will bear interest at a rate of 3.92%, payable semi-annually.

The Notes are expected to be issued in September 2015, subject to satisfaction of customary closing conditions.  The proceeds are expected to be used for general corporate purposes, which may include paying down Matson’s revolving credit facility.  The Notes will begin to amortize in 2017, with annual principal payments of approximately $1.8 million through 2019. During the years 2020 to 2026, the annual principal payments will range between approximately $1.3 million and approximately $8.0 million. Starting in 2027, and in each year thereafter, the annual principal payments will be approximately $1.5 million.

Principal covenants contained in the Note Agreement are substantially the same as the covenants in Matson’s Amended Existing Note Purchase Agreements (as defined below), and include, but are not limited to, the requirements that Matson:

a)             Not permit the ratio of debt to consolidated EBITDA to exceed 3.25 to 1.00 for each fiscal four quarter period, except under certain pre-defined circumstances;

b)             Not permit the ratio of consolidated EBITDA to interest expense as of the end of any fiscal four quarter period to be less than 3.50 to 1.00; and

c)              Not permit the aggregate principal amount of Priority Debt (as defined in the 2015 Note Purchase Agreement) at any time to exceed 20% (subject to reduction to 17.5% upon the earlier of December 31, 2017 and upon the occurrence of certain events) of Consolidated Tangible Assets (as defined in the 2015 Note Purchase Agreement); and not permit the aggregate principal amount of Priority Debt that is not Title XI Priority Debt (as defined in the 2015 Note Purchase Agreement) at any time to exceed 10% of Consolidated Tangible Assets, as defined in the 2015 Note Purchase Agreement.

Upon issuance of the Notes, the obligations of Matson under the Notes will be guaranteed by Matson’s principal operating subsidiary Matson Navigation Company, Inc., and by certain other subsidiaries.

Subject to the requirements noted above, the 2015 Note Purchase Agreement generally will restrict the incurrence of liens except for permitted liens, which include, without limitation, liens securing Title XI Debt (as defined in the 2015 Note Purchase Agreement) up to certain thresholds.  Additionally, prepayment of amounts borrowed under the 2015 Note Purchase Agreement may be made in whole or in part at par plus a yield maintenance premium, as defined in the 2015 Note Purchase Agreement.

The foregoing description is qualified in its entirety by the terms and conditions set forth in the 2015 Note Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on July 30, 2015, the Company entered into the Amendment to the Second Amended and Restated Note Agreement, dated as of July 30, 2015 (the “2012 Note Amendment”), amending its Second Amended and Restated Note Purchase Agreement dated as of June 4, 2012 (the “2012 Note Purchase Agreement”), and the First Amendment to Note Purchase Agreement, dated as of July 30, 2015 (the “2013 Note Amendment;” together with the 2012 Note Amendment, the “Existing Note Purchase Agreement Amendments”), amending its Note Purchase Agreement dated as of November 5, 2013 (the “2013 Note Purchase Agreement”; together with the 2012 Note Purchase Agreement, the “Existing Note Purchase Agreements”; and the Existing Note Purchase Agreements, as amended by the Existing Note Purchase Agreement Amendments, the “Amended Existing Note Purchase Agreements”) to (i) provide for the obligations thereunder to be secured, at Matson’s option, with certain collateral relating to vessels; and (ii) modify certain definitions and covenants to conform certain provisions of the Existing Note Purchase Agreements to the equivalent provisions of the 2015 Note Purchase Agreement.  The above summaries of the Existing Note Purchase Agreement Amendments are qualified in their entirety by reference to the Existing Note Purchase Agreement Amendments, copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Amendment to Credit Agreement

Also on July 30, 2015, the Company entered into a First Amendment to Credit Agreement, by and among the Company, the lenders party thereto, and Bank of America, N.A., as agent (the “Credit Agreement Amendment”) to the unsecured Credit Agreement, dated as of June 4, 2012 (the “Existing Credit Agreement;” the Existing Credit Agreement as so amended, the “Amended Credit Agreement”).  Among other things, the Credit Agreement Amendment provides for (i) an increase to the revolving credit facility up to a principal amount of $400 million; (ii) an extension to the maturity date to July 30, 2020; (iii) the obligations thereunder to be secured, at Matson’s option, with certain collateral relating to vessels; and (iv) modifications to certain definitions and covenants.

The Credit Agreement Amendment also provides for an improved pricing structure based on the Company’s ratio of net debt (rather than total debt, as set forth in the Existing Credit Agreement) to EBITDA (the “Consolidated Net Leverage Ratio”), as defined therein. Commitment fees and letter of credit fees are computed using rates tied to a sliding scale, which range from 0.15% to 0.30% for commitment fees and 1.00% to 1.75% for letter of credit fees, based on the Consolidated Net Leverage Ratio. Interest rates on draws under the Senior Credit Facility are also tied to a sliding scale based on the Consolidated Net Leverage Ratio. These rates range from LIBOR plus 1.00% to LIBOR plus 1.75%. Alternatively, the Company may select an interest rate at a Base Rate (as defined in the Amended Credit Agreement) plus a margin ranging from 0.00% to 0.75%.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 herein is hereby incorporated in its entirety into Item 2.03 by reference.

The proceeds from the Senior Credit Facility and the issuance of the Notes will be used by the Company to refinance existing indebtedness and for general corporate purposes.

Item 7.01.  Regulation FD Disclosure.

A copy of the Company’s press release dated July 30, 2015, is attached to this report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Note Purchase Agreement among Matson, Inc. and the purchasers party thereto, dated as of July 30, 2015.
10.2	Amendment to the Second Amended and Restated Note Agreement among Matson, Inc. and the purchasers party thereto, dated as of July 30, 2015.
10.3	Amendment to the Note Purchase Agreement among Matson, Inc. and the purchasers party thereto, dated as of July 30, 2015.
10.4	First Amendment to Credit Agreement among Matson, Inc., the lenders party thereto, and Bank of America, N.A., as agent, dated as of July 30, 2015.
99.1

Press Release dated July 30, 2015.  This Exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATSON, INC.

/s/ Joel M. Wine
Joel M. Wine
Senior Vice President and Chief Financial Officer

Dated:  August 3, 2015